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                                  EXHIBIT 23.1

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-81797); S-3 (File No. 333-58087); S-8 (File No. 333-50251); S-3 (File No. 333-50033); S-3 (File No. 333-83065); S-8 (File
No. 333-45432); S-3 (333-45708)); S-3 (333-36986) and S-3 (333-53514) of
Take-Two Interactive Software, Inc. of our report dated December 13, 2000 except for Note 2 as to which the date is February 11, 2002 relating to the financial statements and financial statement schedule which appears in this Form 10-K/A.



/s/ PricewaterhouseCoopers LLP

New York, New York
April 16, 2002